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                                                                       Exhibit 5

                                 August 11, 2000



HYPERCOM CORPORATION
2851 West Kathleen Road
Phoenix, Arizona  85023

Ladies and Gentlemen:

         Reference is made to your proposed offering pursuant to the Hypercom Corporation 2000 Broad-Based Stock Incentive Plan (the "Plan") of up to 5,000,000 shares of the Registrant's Common Stock, $0.001 par value (the "Plan Shares"), as contemplated in the Registration Statement on Form S-8 and the Exhibits thereto to be filed by the Registrant with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended, on August 7, 2000 (the "Registration Statement"). It is our opinion that:

         1. The Registrant has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Plan Shares, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid, and non-assessable.

         In rendering this opinion, we have reviewed and relied upon such documents and records of the Registrant as we have deemed necessary and have assumed the following:

                  (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

                  (ii) the accuracy, completeness, and genuineness of all representations and certifications with respect to factual matters, made to us by officers of the Registrant and public officials; and

                  (iii) the accuracy and completeness of Registrant's records.

         The opinions expressed herein are limited solely to the laws of the State of Delaware. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

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HYPERCOM CORPORATION
August 11, 2000
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         The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Snell & Wilmer L.L.P.